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                                                               EXHIBIT 23.3


                      [LETTERHEAD OF BANNER & WITCOFF, LTD.]



                                  July 15, 1997



Hybridon, Inc.
620 Memorial Drive
Cambridge, Massachusetts 02139



                 Re:  Hybridon, Inc. -- Annual Report on Form 10-K
                      --------------------------------------------


Dear Sirs:

     Banner & Witcoff, Ltd. hereby consents to the reference to our firm under the section "Business -- Patents, Trade Secrets and Licenses" in the Hybridon, Inc. Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference in Hybridon, Inc.'s Registration Statement on Form S-3 (File No. 333-25833).



                                              Yours very truly,

                                              /s/ Peter D. McDermott

                                              Peter D. McDermott